FIFTH AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                  ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                                   SCOUT FUNDS
                                       AND
                             UMB FUND SERVICES, INC.


                                  NAME OF FUNDS



Scout Stock Fund
Scout Mid Cap Fund
Scout Small Cap Fund
Scout International Fund
Scout International Discovery Fund
Scout Bond Fund
Scout Money Market Fund - Federal Portfolio
Scout Money Market Fund - Prime Portfolio
Scout Tax-Free Money Market Fund
Scout TrendStar Small Cap Fund


         The undersigned, intending to be legally bound, hereby execute this Fifth Amended and Restated Schedule A to the Administration and Fund Accounting Agreement dated April 1, 2005, and executed by and between Scout Funds and UMB Fund Services, Inc., to be effective as of the 1st day of July, 2009.


UMB FUND SERVICES, INC.                     SCOUT FUNDS



By:  /S/ CONSTANCE DYE SHANNON           By:   /S/ GARY W. DICENZO
    -------------------------------            ---------------------------------

Title:  Constance Dye Shannon, EVP             Title: Gary W. DiCenzo, President